FIRST AMENDMENT TO
                             PARTICIPATION AGREEMENT

       THIS FIRST AMENDMENT TO THE PARTICIPATION AGREEMENT (the "First Amendment") is made and entered into as of the 3rd day of September, 1996, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust"), AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto (the "Accounts") and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS").

                                   WITNESSETH

       WHEREAS the Trust, the Company and MFS are parties to a Participation Agreement dated April 30, 1996 (the "Original Agreement"); and

       WHEREAS the Trust, the Company and MFS now desire to modify the Original Agreement to add an additional portfolio of the Trust.

       NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A, attached hereto, effective as of September 3, 1996;

2. the Original Agreement, as supplemented by this First Amendment, is ratified and confirmed, and

3. this First Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

       IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

                           AETNA LIFE INSURANCE AND ANNUITY COMPANY
                           By its authorized officer,

                           By:     /s/ Shaun P. Mathews
                                   --------------------------
                           Title:  Vice President
                                   --------------------------

                           MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios By its authorized officer and not individually,

                           By: /s/ A. Keith Brodkin
                               ------------------------------


                           MASSACHUSETTS FINANCIAL SERVICES COMPANY by its authorized officer,

                           By: /s/ Arnold D. Scott
                               --------------------

                                                               September 3, 1996


                                   SCHEDULE A


                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT



---------------------------------------------------------------------------------------------------------------------
           Name of Separate
           Account and Date              Policies Funded by Separate Account                Portfolios
       Established by Board of                                                        Applicable to Policies
              Directors
---------------------------------------------------------------------------------------------------------------------

      Variable Annuity Account B                  Variable Annuity                   World Governments Series
       (Est. October 18, 1976)                                                        Emerging Growth Series
                                                                                        Total Return Series
                                                                                          Research Series
                                                                                           Value Series

---------------------------------------------------------------------------------------------------------------------